Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of ImmunoCellular Therapeutics, Ltd. (a Development Stage Company) on Form S-8 (File Nos. 333-171652, 333-155199, 333-151968 and 333-147278) of our report dated March 11, 2013, with respect to our audits of the financial statements of ImmunoCellular Therapeutics, Ltd. as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 and for the period from February 25, 2004 (inception) to December 31, 2012, and our report dated March 11, 2013 with respect to our audit of the effectiveness of internal control over financial reporting of ImmunoCellular Therapeutics, Ltd. (a Development Stage Company) as of December 31, 2012, which reports are included in this Annual Report on Form 10-K of ImmunoCellular Therapeutics, Ltd. (a Development Stage Company) for the year ended December 31, 2012.

/s/ Marcum LLP

Marcum LLP

Los Angeles, California

March 11, 2013